CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Amended Annual Report of French Peak Resources, Inc. (the “Company”) on Form 10-KSB for the year ended November 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert Waters, President, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Amended Annual Report fairly presents, in all material respects, the financial condition and result of operations of French Peak Resources, Inc.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

FRENCH PEAK RESOURCES, INC.

By:	/s/ Robert Waters
ROBERT WATERS
President, Chief Executive Officer, Chief Financial Officer,

Date: April 20, 2007